UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2017

STAR GAS PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14129	06-1437793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West Broad Street, Suite 310, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)

(203) 328-7310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On September 15, 2017, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing it has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission regarding proposals that would, if adopted, have the Partnership be treated as a corporation, instead of a partnership, for federal income tax purposes (commonly referred to as a “check-the-box” election) and make related amendments to its partnership agreement. The Partnership will remain a Delaware limited partnership, and the distribution provisions of the Partnership, including the incentive distributions, will not change.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1   A copy of the Star Gas Partners, L.P. Press Release dated September 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC (General Partner)

Date: September 15, 2017	By:	/s/ Richard F. Ambury
Richard F. Ambury
Chief Financial Officer